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                                                                    EXHIBIT 10.3


                            Stock Option Agreement
                           Onyx Software Corporation


I. OPTION GRANT. ONYX SOFTWARE CORPORATION, a Washington corporation (the "Company") hereby grants a nonqualified stock option to purchase a total of 105,282 shares of Common Stock of the Company, par value $0.01 per share, (the "Common Stock") as of January 5, 2001 ("Grant Date") to KEVIN CORCORAN (the "Optionee"), subject in all respects to the terms and provisions of this Stock Option Agreement (the "Option"). This Option shall be governed by, and construed in accordance with, the laws of the state of Washington without regard for principles of conflict of laws.

II. VESTING SCHEDULE. The Vesting Initiation Date shall be January 5, 2001. This Option shall vest and become exercisable as to 22% of the total number of shares of Common Stock covered by this Option on the one year anniversary of the Vesting Initiation Date and an additional 1/54 of the total number of shares originally covered by the Option shall vest each month thereafter, with the result that the Option shall be fully vested and exercisable four and one-half years after the Vesting Initiation Date. Notwithstanding the foregoing, if (i) Optionee's employment with the Company is terminated without Reasonable Cause (as defined in the Employment Agreement by and between the Company and Optionee dated of even date herewith (the "Employment Agreement")) or (ii) Optionee resigns for Good Reason (as defined in the Employment Agreement) before the eighteen-month anniversary of January 5, 2001 (the "First Milestone"), this Option shall, upon such termination or resignation, automatically vest and become exercisable for a total of 33% of the total number of shares of Common Stock originally subject to the Option. In addition, if the Optionee is still employed by the Company as of the First Milestone, but thereafter is
     (i) terminated without Reasonable Cause (as defined in the Employment Agreement) or (ii) resigns for Good Reason (as defined in the Employment Agreement), the Option shall, upon such termination or resignation, automatically vest and become exercisable for an additional 11% of the total number of shares of Common Stock originally subject to the Option (in addition to the portion already vested and exercisable at the time of termination. Notwithstanding the foregoing, in the event of either (i) Optionee's death or (ii) Optionee's Permanent and Total Disability (as defined below), this Option shall automatically vest and become immediately exercisable for a total of 100% of the total number of shares of Common Stock originally subject to the Option. "Permanent and Total Disability" is defined as if the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months. Optionee shall not be considered to be considered to have a Permanent and Total Disability unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Company Secretary may require.

III. PRICE. The Option exercise price per share (the "Exercise Price") as determined by the Board of Directors (the "Board") of the Company is $5.957. The Exercise Price shall be paid by delivery of cash or, subject to the discretion of the Board, by delivery of an approved equivalent to cash.
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IV.  PURCHASE FOR INVESTMENT. This Option may not be exercised if the issuance of shares of Common Stock pursuant to an exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. Any other provision of this Option notwithstanding, the obligation of the Company to issue shares pursuant to an exercise of the Option shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of shares prior to the satisfaction of all legal requirements relating to the issuance of such shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The Optionee, as a condition to his exercise of this Option, shall sign a Letter of Investment satisfactory to the Company's counsel and represent, among other things, to the Company that the shares of Common Stock that he acquires under this Option are being acquired by him for investment and not with a view to distribution or resale and that he understands that such shares of Company Common Stock may not be sold until (a) there is an effective registration statement under the Securities Act of 1933, as amended (the "Act")and applicable state securities laws covering any such transaction involving such shares of Common Stock or (b) the Company receives an opinion of legal counsel for the holder of such shares of Common Stock (concurred in by legal counsel of the Company) stating that such transaction is exempt from registration.

V. NON-ASSIGNABILITY. The Option may not be transferred or hypothecated in any manner and shall only be exercisable by the Optionee or his legal representative. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

VI.  EXERCISE.

     A. This Option shall be exercisable, to the extent of the number of shares purchasable by Optionee at the date of termination, only (a) within one year after such termination if the Optionee's termination is coincident with the Optionee's death or Permanent and Total Disability or (b) within three months after the date that Optionee ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a subsidiary if Optionee's employment is terminated for any reason other than the Optionee's death or Permanent and Total Disability, but in no event later than the remaining Term of the Option. Any portion of this Option exercisable at the time of the Optionee's death may be exercised by the personal representative of the Optionee's estate or the person(s) to whom the Optionee's rights under the Option have passed by will or the applicable laws of descent and distribution. This Option may be exercised only for whole shares of Common Stock.

     B. This Option may not be exercised more than ten (10) years from the date hereof (the "Term"), and may be exercised during the Term only in accordance with the terms and provisions set forth herein. In case of termination of the Optionee's employment for Reasonable Cause or Good Reason (as each is defined in the Employment Agreement), the Option shall automatically terminate upon the Company's first notification to the Optionee of such termination (or, in the case of

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          termination for Good Reason, upon the Optionee's first notice to the
          Company of such termination), unless the Board determines otherwise. If the Optionee's employment with the Company is suspended pending an investigation of whether the Optionee shall be terminated for Reasonable Cause (as defined in the Employment Agreement), all the Optionee's rights under the Option likewise shall be suspended during the period of investigation.

     C. In the event of a Corporate Transaction (as defined below) involving the Company, any portion of this Option that is at the time outstanding shall automatically accelerate so that such Option shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable, except that such acceleration will not occur if, in the opinion of the Company's outside accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment. This Option shall not so accelerate, however, if and to the extent that such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable option or award for the purchase of shares of the capital stock of the Successor Corporation. The determination of option comparability shall be made by the Board, and its determination shall be conclusive and binding. If the foregoing applies, this Option shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation. If this Option is assumed or replaced in a Corporate Transaction and does not otherwise accelerate at the time of the Corporate Transaction, it shall be accelerated in the event that the Optionee's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Successor Cause (as defined below) or by the Optionee voluntarily without Successor Good Reason (as defined below). A "Corporate Transaction" means any of the following events: (a) consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than a majority of the outstanding voting securities of the surviving corporation; (b) consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation of the Company; or (c) approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company. Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date hereof) under the Securities and Exchange Act of 1934, as amended. "Successor Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except

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          minor violations), in each case as determined by the Board, and its determination shall be conclusive and binding. "Successor Good Reason" shall mean the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice from the
          Optionee: (a) a change in the Optionee's status, title, position or responsibilities (including reporting responsibilities) that, in the Optionee's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Optionee of any duties or responsibilities that, in the Optionee's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Optionee from or failure to reappoint or reelect the Optionee to any of such positions, except in connection with the termination of the Optionee's employment for Successor Cause, for Disability (as defined below) or as a result of his death, or by the Optionee other than for Successor Good Reason;
          (b) a reduction in the Optionee's annual base salary; (c) the Successor Corporation's requiring the Optionee (without the Optionee's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Corporate Transaction; or (d) the Successor Corporation's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Optionee was participating at the time of a Corporate Transaction, or (ii) provide the Optionee with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction. "Disability" means "disability" as that term is defined for purposes of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

     D. This Option may be exercised for all or part of the shares eligible for exercise by presenting a written notice (the "Notice") to the Company that this Option is exercised in strict accordance with the terms and provisions of this Option. The Company shall determine whether or not the Notice complies with the terms and provisions of this Option. Such Notice shall identify this Option, state the number of shares as to which the Option is exercised and be signed by the Optionee. Delivery of the cash or cash equivalent in payment for the shares to be purchased pursuant to the exercise of this Option shall accompany the Notice. The Letter of Investment, representations and such other documentation required by Section IV hereof shall also accompany the Notice. If the Optionee is deceased, the Notice shall be signed, and if the Optionee has a Permanent and Total Disability, it may be signed, by the Optionee's legal representatives or beneficiaries, and in all instances shall be accompanied by evidence satisfactory to the Company and its transfer agent of the right of such person or persons to exercise this Option.

     E. The Optionee shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his

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            Option. The Company shall not be required to issue any shares of
            Common Stock until such obligations are satisfied.

VII. MARKET STANDOFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares issued pursuant to this Option without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters and agreed to by the Company's officers and directors with respect to their shares; provided, however, that in no event shall such period exceed 180 days. Holders of shares issued pursuant to this Option shall be subject to the market standoff provisions of this paragraph only if the officers and directors of the Company are also subject to similar arrangements. In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock effected as a class without the Company's receipt of consideration, then any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section VII., to the same extent the purchased shares are at such time covered by such provisions. In order to enforce the limitations of this Section VII., the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

VIII. EFFECT OF CHANGE IN COMMON STOCK SUBJECT TO OPTION. If the outstanding shares of Common Stock shall at any time be changed or exchanged by declaration of a stock dividend, split-up, combination of shares, or recapitalization, the number and kind of shares subject to this Option, and the Exercise Price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares subject to this Option and the Exercise Price in relation to the change in stock; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock.

IX. AMENDMENT OR ALTERATION. The Board may amend or alter this Option, except that no amendment or alteration shall be made which would impair the rights of the Optionee hereunder, without his consent, and, except further, this Option shall be subject to the requirement that, if, at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the stock issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this Option or the issue, transfer, or purchase of shares hereunder, this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

X. OPTION NOT A SERVICE CONTRACT. This Option is not an employment contract and nothing in this Option shall be construed as giving Optionee any right to be retained

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     in the employ of the Company or limit the Company's right to terminate the employment or services of Optionee.

XI. NO RIGHTS AS A SHAREHOLDER. The Optionee, or a transferee of the Optionee, shall have no rights as a shareholder with respect to any Common Stock covered by the Option until such person becomes entitled to receive such Common Stock by filing a Notice and paying the Exercise Price pursuant to the terms of this Option.

                                          ONYX SOFTWARE CORPORATION


                                          By:   /s/ Brent Frei
                                             -----------------------------------
                                                       Chief Executive Officer

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If the following acknowledgment and acceptance is not executed within ten (10)
days of the effective date of this Option, it shall lapse and be treated for all purposes as if it were never granted.

The Optionee acknowledges and represents that he is familiar with and understands the terms and provisions of this Option. The Optionee hereby accepts this Option subject to all the terms and provisions contained herein. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board upon any questions arising under the Option.

Dated: 1/18/01

WITNESS:                                       OPTIONEE:

  /s/ Scott Padlick                               /s/ Kevin J. Corcoran
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